# Application for Private Placement Individual Flexible Premium Variable Annuity

ATHENE®
[ Athene.com ]

**Athene Annuity and Life Company**
Mailing Address:[ PO Box 1555, Des Moines, IA 50306-1555]
Overnight Address:[7700 Mills Civic Parkway
West Des Moines, IA 50266-3862]
Customer Contact Center - Tel:[888-266-8489] Fax: [866-709-3922]
Submit applications to: [CaseManagement@athene.com]

| | |
|---|---|
| **FINANCIAL PROFESSIONAL CODE & NAME:** | |
| **APP SIGNED STATE:** | **SOLICITATION STATE:** |
| **DISTRIBUTOR ACCOUNT ID#:** | |

## 1. PRODUCT

| |
|---|
| Product Name: |

## 2. OWNER

| | | | | |
|---|---|---|---|---|
| Individual or Trustee First Name | M.I. | Last Name | | Suffix |
| Trust or Company Name | | | | |
| Social Security Number/Tax ID | Date of Birth/Trust Date (MM/DD/YY) | Gender ☐ M ☐ F | Relationship to Proposed Annuitant: ☐ Spouse ☐ Other: | |
| Street Address (Required - No PO Box) | City | State | Zip | Country |
| Mailing Address (Optional) | City | State | Zip | Country |
| US Citizen ☐ Yes ☐ No | Country of Citizenship | E-mail | Telephone (Required) | |
| [Type of gov't issued photo ID: ☐ Driver's license ☐ Passport ☐ Other__________ State or Country of issue _______] | | | | |

**Note:** If the Owner is a non-natural entity (i.e. trust, corporation, association, etc.), additional documentation will be required to establish the entity's legal identity and who has legal authority to act on behalf of the entity.

## 3. JOINT OWNER Not applicable to contracts owned by non-natural person

| | | | | |
|---|---|---|---|---|
| Individual or Trustee First Name | M.I. | Last Name | | Suffix |
| Social Security Number/Tax ID | Date of Birth (MM/DD/YY) | Gender ☐ M ☐ F | Relationship to Proposed Owner: ☐ Spouse | |
| Street Address (Required - No PO Box) | City | State | Zip | Country |
| Mailing Address (Optional) | City | State | Zip | Country |
| US Citizen ☐ Yes ☐ No | Country of Citizenship | E-mail | Telephone (Required, if applicable) | |
| [Type of gov't issued photo ID: ☐ Driver's license ☐ Passport ☐ Other__________ State or Country of issue _______] | | | | |

ICC24 23161 (02/25)

*2316101*

Page 1 of 7

Application for Private Placement Individual Flexible Premium Variable Annuity

ATHENE
[Athene.com]

## 4. REPLACEMENT This section MUST be completed

**1.** ☐ Yes ☐ No Do you have an existing life insurance policy or annuity contract?
**2.** ☐ Yes ☐ No Will this annuity change or replace an existing life insurance policy or annuity contract?

## 5. ANNUITANT Complete if different from Owner

| | | | | |
|---|---|---|---|---|
| First Name | M.I. | Last Name | | Suffix |
| Social Security Number/Tax ID | | Date of Birth (MM/DD/YY) | | Gender ☐ M ☐ F |
| Telephone (Required) | | Relationship to Proposed Owner: ☐ Spouse ☐ Other: | | |
| Street Address (Required - No PO Box) | City | State | Zip | Country |
| Mailing Address (Optional) | City | State | Zip | Country |

## 6. JOINT ANNUITANT

| | | | | |
|---|---|---|---|---|
| First Name | M.I. | Last Name | | Suffix |
| Social Security Number/Tax ID | | Date of Birth (MM/DD/YY) | | Gender ☐ M ☐ F |
| Telephone (Required, if applicable) | | Relationship to Proposed Annuitant: ☐ Spouse ☐ Other: | | |
| Street Address (Required - No PO Box) | City | State | Zip | Country |
| Mailing Address (Optional) | City | State | Zip | Country |

## 7. BENEFICIARIES

- Proceeds will be divided equally if no percentages are listed. All Beneficiaries must be living/existing at the time of application. The sum of the percentages for Primary and Contingent Beneficiaries, respectively, must total 100%.
- If the beneficiary is a trust, include the name and trust creation date on the beneficiary name line.
- Please provide social security/tax identification numbers to expedite future death claim processing.
- List additional Beneficiaries on a separate page. Owner must sign, date and include required information.

| | | | | |
|---|---|---|---|---|
| Individual, Trust or Company Name | | | ☐ Primary ☐ Contingent | Percentage % |
| Telephone (Recommended) | | | E-mail | |
| Social Security Number/Tax ID | Date of Birth (MM/DD/YY) | Gender ☐ M ☐ F | Relationship to Proposed Owner: | |
| Address | City | State | Zip | Country |

ICC24 23161 (02/25)

*2316102*

Page 2 of 7

Application for Private Placement Individual Flexible Premium Variable Annuity

ATHENE [ Athene.com ]

## 7. BENEFICIARIES (continued)

| | | | | | | |
|---|---|---|---|---|---|---|
| Individual, Trust or Company Name | | | | ☐ Primary ☐ Contingent | Percentage % | |
| Telephone (Recommended, if applicable) | | | E-mail | | | |
| Social Security Number/Tax ID | Date of Birth (MM/DD/YY) | Gender ☐ M ☐ F | Relationship to Proposed Owner: | | | |
| Address | | City | | State | Zip | Country |

| | | | | | | |
|---|---|---|---|---|---|---|
| Individual, Trust or Company Name | | | | ☐ Primary ☐ Contingent | Percentage % | |
| Telephone (Recommended, if applicable) | | | E-mail | | | |
| Social Security Number/Tax ID | Date of Birth (MM/DD/YY) | Gender ☐ M ☐ F | Relationship to Proposed Owner: | | | |
| Address | | City | | State | Zip | Country |

| | | | | | | |
|---|---|---|---|---|---|---|
| Individual, Trust or Company Name | | | | ☐ Primary ☐ Contingent | Percentage % | |
| Telephone (Recommended, if applicable) | | | E-mail | | | |
| Social Security Number/Tax ID | Date of Birth (MM/DD/YY) | Gender ☐ M ☐ F | Relationship to Proposed Owner: | | | |
| Address | | City | | State | Zip | Country |

## 8. ANNUITY TYPE

[
☒ **Non-Qualified**

☐ **1035 Exchange**
]

## 9. PREMIUMS Make all checks payable to **Athene Annuity and Life Company;** estimate total transfer amounts

[

| | |
|---|---|
| **Initial Premium Payment** | **$** |
| **Committed Premium** Future premium payments that you agree to pay during the Commitment Period for the underlying portfolio of the Specialty Division when payment is called by the Company | **$** |

]

| | |
|---|---|
| **Internal Transfer** Existing Athene Contract Number(s) ____________________ | **$** |
| **TOTAL ANTICIPATED PREMIUM** | **$** |

ICC24 23161 (02/25)

*2316103*

Page 3 of 7

10. ELECTRONIC DELIVERY AUTHORIZATION Do you consent to Electronic Delivery (e-delivery) of Documents? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Yes No If no election is made, Athene will default to “No.” By selecting Yes, you agree to receive via electronic means rather than paper copies, all documents applicable to your contract that Athene is required by law to provide or make available to you in writing, including but not limited to, your annuity contract, contract statements, private placement memorandum for the contract and any supplements thereto, including without limitation, the separate prospectuses and private placement memorandums and any supplements thereto describing the underlying investment vehicles of the Divisions and other disclosure statements, tax forms, privacy notice and other notices, as well as other information, service documents, general communications and documentation regarding your annuity contract. I understand that: • Not all contract documentation and notifications may be currently available in electronic format. • Registration on Athene’s website (www.athene.com/myathene) may be required for e-delivery of certain contract- related correspondence. • There is no charge for e-delivery, although my internet provider may charge for internet access. • I should provide a current e-mail address and notify Athene promptly when my e-mail address changes. If I authorize e-delivery but do not provide an e-mail address or the address is illegible, Athene will not initiate e-delivery. • I may request paper copies at any time and for no charge. • Athene will send paper copies of annual statements if required by state or federal law. • For jointly owned contracts, both owners are consenting to receive information electronically. All information will be provided to a single e-mail address, the first e-mail address listed above. • E-delivery will be cancelled if e-mails are returned undeliverable. • This consent will remain in effect until I revoke it and covers delivery to me in the form of an e-mail or by notice to me of a document’s availability on Athene’s website (www.athene.com/myathene). The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with Internet access, an active e-mail account and Adobe Acrobat Reader. If you don’t already have Adobe Acrobat Reader, you can download it free from www.adobe.com. 11. ELECTRONIC TRANSACTION AUTHORIZATION YES I want telephone, internet, or other electronic medium transaction services described in Producer Transaction Authorization (27047) for my financial professional of record (or his/her authorized administrative staff) subject to Athene’s administrative procedures. This authorization is not extended to Authorized Party(ies) or Trusted Contact(s). Electronic transaction instructions received from my financial professional will be binding on all owners. I release Athene, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized electronic instruction. I understand and agree that Athene reserves the right to terminate or modify these electronic privileges at any time, without cause and without notice to me. I understand and agree this authorization is optional and if the box is not checked, electronic instructions will be accepted only from me. I understand and agree this authorization is optional and is valid until changed or revoked by me. I am aware I may change or revoke this authorization at any time for any reason by calling Athene at the number listed above, by completing a new form, or by submitting a written request. Athene will use reasonable procedures to confirm that these electronic instructions are valid. As long as these procedures are followed, Athene and its officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost arising from unauthorized or fraudulent instructions. ICC24 23161 (02/25) Page 4 of 7 Athene.com *2316104* Application for Private Placement Individual Flexible Premium Variable Annuity [ ] [ [ ] [ ] [ ]] [ ]

12. AGREEMENTS AND SIGNATURES By my signing this form, I understand and agree that I have carefully reviewed the application and all statements and answers to questions on this application are true to the best of my knowledge and belief. I further acknowledge, understand and represent that: (a) the contract may not be traded on any stock exchange or secondary market. (b) I am a "Qualified Person" and I meet the requirements of: (i) an accredited investor as that term is defined by the Securities Act of 1933 ("1933 Act"); and (ii) a qualified purchaser as that term is defined by the Investment Company Act of 1940 ("1940 Act"). (c) in order to make premium payments into the contract or to make transfers among the Divisions, I must be a Qualified Person. (d) that: (i) the contract has not been registered with the SEC under the 1933 Act; (ii) the contract is being sold in reliance on an exemption under the 1933 Act for sales of securities in private placements to accredited investors as defined under Regulation D; (iii) the contract may not be sold or otherwise transferred except as permitted under the 1933 Act pursuant to registration or an exemption. (e) I have received and read the current private placement memorandum for the contract and the current separate prospectus, including, without limitation, the description of the separate account and its Divisions, and the descriptions relating to restrictions and conditions associated with Contract Value allocated to Specialty Division(s). (f) I have had an opportunity to ask questions of and obtain additional information from Athene to assess the merits and risks of the contract and of investing in any of the Divisions of the separate account, including, without limitation, any Specialty Division(s). (g) that the contract value, annuity payments, benefits or surrender values, when based on the separate account assets, are variable and not guaranteed and will decrease or increase with investment experience of the separate account. (h) I have concluded, in consultation with professional advisers of my choosing, including tax counsel, that the contract is suitable for my insurance and long-term investment needs and purposes. (i) I have not received from Athene or its affiliates, or its or their directors, officers, employees, agents, accountants, counsel or other professional advisers, any accounting, investment, tax, or legal advice in connection with the purchase of the contract, and, further, none of the foregoing have made or makes any representation, warranty or otherwise as to the accounting, investment, tax or legal treatment or effect of the contract. (j) Using my own judgment or guidance from professional advisers of my choosing, I have made an independent determination of whether to purchase the contract and to allocate net premium to the Divisions, including, without limitation, the Specialty Division(s). I am not relying on any statement made by Athene or its affiliates, or its or their directors, officers, employees, agents, accountants, counsel or other professional advisers, as a recommendation to purchase the contract or to allocate to any Division or otherwise, or as to legal, accounting, investment or tax advice. In addition, no assurances have been made regarding legal, accounting, investment or tax treatment of the contract. Further, I acknowledge that the rules, laws and regulations governing the legal, accounting, investment or tax treatment of the contract are subject to modification which may result in different legal, accounting, investment or tax treatment of the contract or may otherwise affect the contract or any Divisions of the separate account. (k) I have consulted with professional advisers of my choosing, including tax counsel, and understand that there is no specific guidance available from the Internal Revenue Service with respect to the Specialty Division(s). I further acknowledge that no representations or assurances have been made to me that the tax laws, rules and regulations, will not be amended or modified in the future in a manner that may materially and adversely affect the tax consequences of purchasing and owning the contract. (l) No registered representative has Athene's authorization to accept risk, pass on insurability, or make, void, waive or change any conditions or provisions of the application, contract or receipt, as applicable. (m) Athene will have no liability until: (i) a contract is issued on this application and delivered to and accepted by the owner(s); and (ii) the first premium due is paid in full while each proposed Owner and Annuitant is alive. Athene.com Application for Private Placement Individual Flexible Premium Variable Annuity Page 5 of 7ICC24 23161 (02/25) *2316105* [ ] [ ] [ ]

12. AGREEMENTS AND SIGNATURES (continued) All states: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. IL Residents: The Illinois legislature created the Religious Freedom Protection and Civil Union Act (“The Act”) effective June 1, 2011. The Act creates a legal relationship between two persons of the same or opposite sex who form a civil union and the parties to a civil union are entitled to the same legal obligations, responsibilities, protections and benefits that are afforded or recognized by the laws of Illinois to spouses. This policy and the administration of it comply with the Act. However, federal regulations state that civil union partners are not considered lawfully married for federal tax purposes. Therefore, the favorable tax treatment provided by federal tax law to a surviving spouse is NOT available to a surviving civil union partner. Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. I have received a copy of the current private placement memorandum for the contract and current prospectuses or private placement memorandums for the underlying variable investment vehicles of the Divisions of the separate account selected for investment. IRS CERTIFICATION Under penalties of perjury, I certify that: 1. The Social Security Number or Taxpayer Identification Number shown on this form is correct (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (as defined in the General Instructions of IRS Form W-9), and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Exemption from FATCA reporting code (if any):______. (FATCA reporting codes can be found in the General Instructions on IRS Form W-9.) If you are only submitting this form for an account you hold in the United States, you may leave this field blank. Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding. Signed at City State On Date Owner Signature X Joint Owner Signature (if applicable) X Annuitant Signature (if other than Owner) X Joint Annuitant Signature (if applicable) X Page 6 of 7ICC24 23161 (02/25) Athene.com *2316106* Application for Private Placement Individual Flexible Premium Variable Annuity [ ] [ ] [ ]

Application for Private Placement Individual Flexible Premium Variable Annuity

ATHENE
[ Athene.com ]

## [13.] FINANCIAL PROFESSIONAL USE ONLY

**1.** ☐ Yes ☐ No Does the applicant have an existing life insurance policy or annuity contract?
**2.** ☐ Yes ☐ No Will this annuity replace or change an existing life insurance policy or annuity contract?
If (Yes) to either question, and if required by state regulation, replacement forms must accompany this application.
**3.** ☐ Yes ☐ No Is any participant on this contract or a dependent family member of a participant on this contract an active duty (full-time) service member (officer or enlisted) of the United States Armed Forces [(Army, Navy, Air Force, Marine Corps, or Coast Guard)]? If Yes, please complete Military Disclosure Form 18257.

In accordance with Athene's Customer Information Program and the Know Your Customer requirements of the USA PATRIOT Act, I have reviewed a non-expired government issued ID of the Owner.

By signing below, I certify I have truly and accurately recorded on this application the information provided by the applicant. I certify that only company approved sales materials were used and that copies of such materials were (i) left with the client and (ii) retained in my files. I certify the current private placement memorandum for the contract, the current prospectuses or private placement memorandums for the underlying variable investment vehicles of the Divisions of the separate account selected for investment, and required disclosure material have been presented to the applicant. I have not made any statements which differ from this material nor have I made any promises about the future expected values of this contract.

**Please complete the section below.**

| Writing Financial Professional Signature | Writing Financial Professional Name (Please print) | Date Signed |
|---|---|---|
| X | | |

**If splitting commissions, please provide the following details:**

| Financial Professional Name | Financial Professional Code | Financial Professional Telephone/E-mail Address | Split % - **MUST Equal 100%** |
|---|---|---|---|
| | | | |
| | | | |
| | | | |
| | | | |

[ ☐ Commission Option 1 ☐ Commission Option 2 ☐ Commission Option 3 ]

ICC24 23161 (02/25)

*2316107*

Page 7 of 7

Athene.com Athene Annuity and Life Company Mailing Address: PO Box 1555, Des Moines, IA 50306-1555 Overnight Address: 7700 Mills Civic Parkway, West Des Moines, IA 50266-3862 Customer Contact Center - Tel: 888-266-8489 Fax: 866-709-3922 Submit Allocation Forms to: CaseManagement@athene.com Private Placement Individual Flexible Premium Variable Annuity Allocation Form Page 1 of 2ICC24 25738 (02/25) *25738* INSTRUCTIONS This form is required to establish allocation of Premiums and must accompany the Application for Private Placement Individual Flexible Premium Variable Annuity. Restrictions may apply. Please refer to your private placement memorandum for Division investment options, eligibility and restrictions, including limitations on availability and minimum premium requirements. Provisions may vary based on Division and/or issue state, including availability of Divisions. Divisions may limit investments in the future. If a Division you have elected becomes closed to new investments, we will notify you. All Divisions involve risk, including the potential to lose some or all of your original investment. You should consider the investment objectives, risks, charges, and expenses when setting allocations for the Divisions. There is no assurance that any of the Divisions will attain their stated objectives. Please refer to your Contract, the private placement memorandum for the contract and any supplements thereto, the separate prospectuses and private placement memorandums and any supplements thereto for the underlying investment vehicles for the Divisions for more information. 1. OWNER INFORMATION Individual or Trustee First Name M. I. Last Name Suffix Trust or Company Name 2. ALLOCATION OF PREMIUMS Total of all allocations must equal 100% 1) Divisions: Allocation [XYZ Specialty Division] % % % % % % % TOTAL (must equal 100%) % ][ [ ] [ ] [ ] [ ] [ ]

Athene.com Note: Contracts: Notwithstanding my allocations above, the Company has the right to deduct from the premium an amount equal to the estimated Charges for up to twenty-four (24) months and to allocate that amount to the Money Market Division to pay Charges or to create a reserve to pay Charges. Any such reserve shall not exceed estimated Charges for the upcoming 24 months, the Company may transfer from any Divisions, as selected by the Company in its sole discretion, an amount equal to the anticipated Charges for 24 months to the Money Market Division. Apollo Aligned Alternatives Division may reflect up to three Specialty Divisions. If more than one Apollo Aligned Alternatives Division is available for your contract, actual Division investment is determined solely by investment amount: • Apollo Aligned Alternatives Series C: Premium of $100,000 - $24,999,999 • Apollo Aligned Alternatives Series B: Premium of $25,000,000 - $249,999,999 • Apollo Aligned Alternatives Series A: Premium of $250,000,000 or more 3. SIGNATURE(S) Owner Signature X Date Joint Owner Signature (if applicable) X Date Page 2 of 2ICC24 25738 (02/25) *25738* Private Placement Individual Flexible Premium Variable Annuity Allocation Form [ ] [ ]